                                   EXHIBIT 10.1

          MEMORANDUM OF AGREEMENT made the 16TH day of December, 1997.

B E T W E E N:

                   TSENG LABS, INC., TSENG INTERNATIONAL LABS, INC.
                   (a Nevada corporation) and TSENG INTERNATIONAL LABS, INC. (a Delaware corporation)

                                   (collectively the "Vendor")

                                        OF THE FIRST PART

                   - and -

                   ATI RESEARCH, INC.

                                        (the "Purchaser")

                                           OF THE SECOND PART

                  WHEREAS the Vendor has carried on the business of graphics chip design (the "Business");

                  AND WHEREAS the Vendor has decided to cease carrying on the Business and to sell, and the Purchaser has decided to purchase, certain assets used by the Vendor in respect of the Business;

                  NOW THEREFORE in consideration of the mutual covenants herein contained and of the sum of $2.00 now paid by each of the parties hereto to the other and of other good and valuable consideration, the receipt and sufficiency whereof each of the parties hereto hereby acknowledges, the parties hereto covenant and agree as follows:

l. Purchase and Sale of Assets: The Purchaser hereby purchases and the Vendor hereby sells the following assets for the consideration and subject to the terms and conditions hereinafter set forth:

         (a) selected software licenses used by the Vendor in the Business, as specified on Schedule A, provided that such software license is assignable to the Purchaser and any maintenance contract in respect of such software license is up to date, in good standing and being performed by the maintenance provider (the "Software Licenses");

         (b) selected fixed assets and equipment used in connection with the Business, as specified on Schedule B (the "Equipment");

         (c) selected facilities assets, including furniture and fixtures, used in connection with the Business, as specified on Schedule C (the "Facilities");

         (d) a perpetual, fully paid, royalty free, assignable and transferable license in the form attached as Schedule D of all tangible and intangible intellectual property, including patents, trade secrets and proprietary process technology, owned, licensed (provided it is transferable) or used by the Vendor in connection with the Business (the "Intellectual Property"), provided that:

                  (i) if the Purchaser files a patent for any inventions arising from the Intellectual Property the resulting issued patent will be solely owned by the Purchaser; and

                 (ii) the Vendor will assign any of the Intellectual Property or other rights to the Purchaser that are necessary for the Purchaser to perfect and/or complete such patent filings;

(collectively the "Purchased Assets").

2. Closing: The purchase and sale of the Purchased Assets shall be completed at a closing on the date hereof (the "Closing Date").

3. Vendor's Representations and Warranties: The Vendor represents and warrants to the Purchaser that:

         (a) The Vendor has been duly incorporated and organized as a corporation under the laws of Utah and is a valid and subsisting corporation in good standing and to the extent required has all necessary powers, licenses, permits and authority (all of which are in full force and effect and in good standing) to own the Purchased Assets and to complete the transactions provided for in this agreement.

         (b) The Vendor has good and marketable title to the Purchased Assets free and clear of any claim, lien, charge or encumbrance whatever, except for any usual ownership rights of the owners of the software that are the subject of the Software Licenses.

         (c) Except as set out on Schedule E attached hereto or as disclosed in the most recent annual and/or interim financial statements of the Vendor (the "Financial Statements"), there has not occurred since the date of such Financial Statements:

                  (i)      any material adverse change in the Purchased Assets;

                  (ii) any damage, destruction or loss having a material adverse effect on the Purchased Assets; or

                  (iii) any condition or event or a threat thereof which does, or reasonably might, have a material adverse affect on the Purchased Assets.

         (d) Except as set out on Schedule E attached hereto or as disclosed in the Financial Statements, the Vendor has not directly or indirectly since the date of such Financial
                  Statements:

                  (i) subjected any of the Purchased Assets to any mortgage, lien, pledge, conditional sales contract, lease, encumbrance, charge or similar limitation;

                  (ii) acquired, sold or otherwise transferred any of the Purchased Assets other than in the ordinary course of business;

                  (iii) entered into any agreement regarding the Purchased Assets not in the ordinary course of business;

                  (iv) modified, amended, or terminated any agreement or waived or released any material right regarding the Purchased Assets other than in the ordinary course of business;

                  (v) except in the ordinary course of business, increased the salaries, fringe benefits or other compensation of or paid any bonuses or similar compensation to any of its employees who are employed in the Business or given general salary or wage increases to such employees; or

                  (vi) agreed to do any of the things described in (i) through (v) above.

         (e) Within the times and in the manner prescribed by law the Vendor has filed all tax returns required by law. Such returns were materially correct and complete and the Vendor has paid the taxes due and payable as reflected on said returns. The provisions for taxes reflected in the Financial Statements are adequate for all tax liabilities whether or not yet due and payable and whether or not disputed. The Vendor has no material liability for any taxes, or any interest or penalties in respect thereof, of any nature other than those described in the Financial Statements or arising in the ordinary course of business since the date of such Financial Statements. The Vendor is up-to-date and current in the payment of all required installments of tax including income tax (federal and state) and employee source deductions.

         (f) Attached hereto as Schedule F is a true and complete list of all the employees of the Vendor employed in respect of the Business together with their respective positions, years of employment and rates of remuneration and all of said employees who are currently disabled or who claimed disability benefits during the preceding twelve months. Those employees with written employment agreements are indicated on Schedule E and copies of such agreements have been provided to the Purchaser. Except as disclosed on Schedule E, the Vendor has no collective bargaining or other labor agreements, pension, bonus, profit sharing, stock option, deferred compensation, retainer, consulting, retirement, commissions or other material fringe benefits, contracts or agreements.

         (g) Listed on Schedule G attached hereto are all patents, patent licenses, patent applications or registered copyrights of the Vendor in respect of the Business. To the best of the Vendor's knowledge, it has not infringed and is not now infringing upon any patents, patent licenses, patent applications, copyrights or trade secrets belonging to any other person and no person has alleged such infringement during the last twelve months, or is currently maintaining an allegation of, such infringement.

         (h) Neither the execution of this agreement nor the consummation of the transactions contemplated hereby will result in any breach of any term or provision of, or constitute a default under the articles or by-laws of the Vendor or under any commitment or other agreement to which the Vendor is a party or by which it is bound, except as disclosed in any Schedule attached hereto or will result in the creation or imposition of any lien or encumbrance upon any of the Purchased Assets.

4. Vendor's Covenants: The Vendor covenants as follows:

         (a) after the Closing Date the Vendor agrees to allow the Purchaser access to all books, records, data, manuals, source code and files regarding the Purchased Assets and all employee files for those employees hired pursuant to Section 5, unless delivered to the Purchaser on the Closing Date;

         (b) the Vendor agrees to be responsible for, and to pay, all remuneration, including bonuses and vacation pay, owing or accrued in respect of any employee hired by the Purchaser up to the commencement of such employment with the Purchaser, except for the signing bonuses to be paid by the Purchaser to the Hired Employees (defined below) pursuant to Section 5(c);

         (c) the Vendor agrees to execute a Non-Competition Undertaking which shall include a non-solicit of Hired Employees (defined below);

         (d) the Vendor hereby releases each of the Hired Employees from any obligation to maintain the Intellectual Property or related information confidential and consents to such Hired Employees bringing with them to the Purchaser and using same and any equipment, supplies, facility or trade secret information of the Vendor whether or not generally available to the public in the performance of his or her responsibilities to the Purchaser; and

         (e) the Vendor shall be responsible for all service, maintenance and support of any products it has sold or will sell in connection with the Business.

5. Purchaser's Covenants: The Purchaser covenants as follows:

         (a) if not already done, the Purchaser agrees to extend offers of employment to substantially all of the technical and support staff employed in the Business of the Vendor immediately following the Closing Date;

         (b) the Purchaser agrees that all of the employees of the Vendor who accept the offers of employment set out in Section 5(a) above (the "Hired Employees"), will be paid his or her remuneration starting December 22, l997 provided such employee commences his or her employment with the Purchaser on such date and each Hired Employee shall be allowed to participate in the Purchaser's applicable benefit plans, including bonus plans, stock option plans, stock purchase plans and insurance programs subject to meeting any vesting periods and according to the terms and conditions of such plans; and

         (c) the Purchaser agrees to pay to the Hired Employees signing bonuses as set out on Schedule F attached hereto provided that such signing bonuses shall be paid one-third by December 3l, l997, unless any Employee instructs the Purchaser to delay payment until January, l998, with the balance to be paid in equal monthly payments over six months following the Closing Date.

6. Purchase Price and Payment:

         (a) The purchase price payable for the Purchased Assets shall be the sum of $3,023,00l allocated as follows:

                  (i)      Software Licenses $l,835,000;
                  (ii)     Equipment $938,000;
                  (iii)    Facilities $250,000; and
                  (iv)     Intellectual Property Licenses - $1.00.

         (b) In satisfaction of the purchase price payable for the Purchased Assets and the Finders Fee, the Purchaser shall:

                  (i) pay $2,523,00l to the Vendor by way of certified cheque on the Closing Date; and

                  (ii) on the Closing Date pay to Paul D. Fox, in trust, $500,000 (the "Holdback") to be held and invested in debt instruments acceptable to the Vendor pursuant to an agreed escrow agreement and paid to the Vendor together with interest earned thereon on the six month anniversary of the Closing Date, subject to adjustment as provided by this agreement.

         (c)      The payment of the Holdback shall be subject to the following:

                  (i) subject to Section 7, the Purchaser may withhold any amounts reasonably claimed as owing as a result of any misrepresentation by the Vendor pursuant to this agreement until such claim is finally adjudicated or the parties reach agreement thereon;

                  (ii) the Purchaser accepts that the assignment of the software licenses with Veritools and Avanti may not be obtained and agrees that the purchase price will not be adjusted whether or not such assignments are obtained; and

                  (iii) subject to satisfactory evidence, the purchase price shall be reduced by $l0,000 for each Hired Employee who does not remain an employee of the Purchaser for the entire six months after the Closing Date and the Purchaser may recover such amount from the Holdback.

7. Indemnifications: Until the second anniversary of the Closing Date, the Vendor and the Purchaser covenant to indemnify and save the other harmless with respect to all liability which such party may sustain or incur as a result of the incorrectness or breach of any representation, warranty or covenant herein, provided that the Vendor shall indemnify the Purchaser indefinitely with respect to the representations and warranties in Sections 3(b) and (e). Except for any claim with respect to Section 3(b) or Section 6(c)(iii) (the "Excluded Claim"), the Purchaser shall not be indemnified by the Vendor until and unless the aggregate amount of all claims asserted against the Vendor (excluding the Excluded Claims) is in excess of the threshold amount of $50,000 and the amount then claimable shall be the entire amount of all claims and not only the amount in excess of the said threshold.

8. Survival: All representations, warranties, covenants and agreements made by the parties herein or pursuant hereto (except those, if any, duly waived in writing) shall speak as of the Closing Date and shall survive the Closing Date for a period of two years, except for the representations and warranties in Sections 3 (b) and (e) which shall survive indefinitely.

9. Governing Law: This agreement shall be construed and interpreted in accordance with the laws of the State of Pennsylvania and the parties agree to submit any dispute arising out of this agreement to the courts of such State.

l0. Further Assurances: The parties hereto agree to sign or execute all such other deeds and documents and do such other things as may be necessary or desirable for more completely and effectually carrying out the terms and intention of this agreement.

ll. Successors and Assigns: This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that this agreement shall not be assigned by either party without the express written consent of the other party.

l2. Time: Time shall be of the essence of this agreement.


l3. Counterparts: This agreement may be executed in counterparts and by fax.

l4. Expenses: Each party will be responsible for its own legal, accounting, investment banking and other advisory fees incurred in respect of the transactions provided for in this agreement.

l5. Public Disclosure: The parties hereto reconfirm their obligations pursuant to a confidentiality agreement dated November 7, 1997. The Vendor and the

Purchaser shall work together and coordinate any public disclosure of the subject matter of this agreement including the closing thereof. In the event either party is required by applicable regulatory agencies to make any public disclosure, it shall give notice of such requirement as soon as possible to the other party.

l6. Currency: All amounts expressed in this agreement are in U.S. dollars.


                  IN WITNESS WHEREOF the parties hereto have executed and delivered this agreement as of the date first above written.

                                          TSENG LABS, INC.


                                          Per:
                                              --------------------------------


                                          Per:
                                              --------------------------------


                                          ATI RESEARCH, INC.


                                          Per:
                                              --------------------------------


                                          Per:
                                              --------------------------------

                                LIST OF SCHEDULES


SCHEDULE A          -         Software Licenses (1(a))

SCHEDULE B          -         Equipment (1(b))

SCHEDULE C          -         Facilities (1(c))

SCHEDULE D          -         Intellectual Property License(l(d))

SCHEDULE E          -         Material Changes (3(c) and (d))

SCHEDULE F          -         List of employees and agreements and Signing
                              Bonuses (3(f) and 5(c))

SCHEDULE G          -         List of intellectual property and any alleged
                              infringement (3(g))

                                   Schedule A

                                                                                  VALUE
                 SOFTWARE                              VENDOR                       $                QTY
Undertow waveform display                             Veritools                   36,000               15
Hspice circuit simulator                            Avant!(Meta)                  37,800               6
AvanWaves analog waveform display                   Avant!(Meta)                  15,750               3
Sunrise                                               Viewlogic                  130,000               1
Behavioral Compiler                                   Synopsys                   251,100               2
(include DC)
Design Compiler Expert                                Synopsys                   263,250               5
Design Analyzer                                       Synopsys                    28,350               5
Design Ware Foundation                                Synopsys                     1,000               4
(annual subscription)
Design Ware Developer                                 Synopsys                    36,450               1
Floor Plan Manager                                    Synopsys                    32,400               1
HDL Compiler                                          Synopsys                    48,600               3
  (Verilog input to DC)
Library Compiler                                      Synopsys                    20,250               1
RTL Analyzer                                          Synopsys                    36,450               3
VHDL Compiler                                         Synopsys                    16,200               1
Verilog-XL                                             Cadence                     3,000               3
Verliog-XL Turbo                                       Cadence                     8,000               8
Logic Work Bench                                       Cadence                    11,400               2
(for Board design)
Logic Work Bench Designer                              Cadence                    23,940               3
Verifault-XL Fault Simulator                           Cadence                     1,000               1
Dracula III Basic Bundle                               Cadence                   115,520               1
Dracula/LPE                                            Cadence                    40,850               1
InQuery (Dracula I/f)                                  Cadence                    14,250               1
Diva/DRC                                               Cadence                    17,100               1
Diva/ERC                                               Cadence                    17,100               1
Diva/LVS                                               Cadence                    17,100               1
Preview Floorplan Basic                                Cadence                     2,000               2
Preview Floorplan Expert                               Cadence                     1,000               1
Cell3 Ensemble P&R Tool                                Cadence                    70,875               1
Cell3 Clock Tree Synthesis                             Cadence                    10,125               1
Cell3 GUI for Framework                                Cadence                     3,240               1
Cell Ensemble                                          Cadence                    12,150               1
Cell Ensemble Timing Driven option                     Cadence                     6,075               1
DLM P&R System w/Preview Expert                        Cadence                    28,350               1
3-Layer Channel Route option                           Cadence                    15,188               1
Design Framework                                       Cadence                     9,500               2
Composer Design Entry                                  Cadence                    82,650               6

Circuit Design Environment option                      Cadence                    11,400               1
Composer Analysis Environment                          Cadence                    10,450               2
Device-level Editing option (DLE)                      Cadence                    11,400               1
Virtuoso Polygon Layout Editor                         Cadence                   142,500               5
Virtuoso Layout Synthesizer                            Cadence                    47,500               1
Virtuoso Compactor                                     Cadence                    19,000               1
Open Simulation System                                 Cadence                    17,100               1
Cadence Hspice I/f                                     Cadence                     4,750               1
EDIFIN                                                 Cadence                     4,750               1
Stream (GDSII) to/from Canada                          Cadence                     2,850               1
LEDF-LEF/DEF interface                                 Cadence                     4,050               1
Arcadia Full-chip (extraction)                     Epic(Synopsys)                 14,175               1
Arcadia Interactive Analysis                       Epic(Synopsys)                 12,353               1
R3X net by net solver R. extr.                     Epic(Synopsys)                  6,075               1
Device parameter extraction                        Epic(Synopsys)                  4,050               1
PathMill                                           Epic(Synopsys)                 24,300               1
Synopsys/PathMill I/f                              Epic(Synopsys)                  6,075               1
DSX/PathMill                                       Epic(Synopsys)                  8,505               1
TimeMill                                           Epic(Synopsys)                 22,599               1
Vertue for TimeMill                                Epic(Synopsys)                  9,720               1
Block Delay Calculation                            Epic(Synopsys)                  4,050               1
Licensed PC software                                   Various
(NT, Win95, C++, ...)
Server Software/PC                                Novell/Microsoft

                                   Schedule B

Name                                        Vendor                  Quantity

Sun 4/600                                   Sun                         2
SparcClassic                                Sun                         2
SparcSystem 600                             Sun                         2
SparcStation 5                              Sun                         1
SparcStation 10 (speed?)                    Sun                        13
SparcStation 20/125                         Sun                         7
SparcStation 20/100                         Sun                         7
Sun Ultra 1/140                             Sun                         7
Sun Ultra 1/170                             Sun                         4
Sun Ultra 2 (speed? Graphics?)              Sun                         9
Sun Ultra WWW (wed server)                  Sun                         1
Sun Memory Upgrades                         Sun                         1

4500E Rackmount                             Compaq                      3
ProLinea Server                             Compaq                      1

CDROM Jukebox                               Microdesign                 1

Tape Jukebox                                Exabyte                     2

RAID System                                 Clarions                    3

Networking Equipment                        3Com/Multitek               1

ThinkPad Laptops                            IBM                         6

Desktop Systems                             Misc.                      80

Printers                                    Misc.                      20

Test Station                                IMS                         1

Probe Station                               Rel 8100                    1

Test Equipment - 5 Logic Analyzers,         var.                        1
4 scopes, 2 pulse generators, 4 heat
chambers,
2 powered microscopes with cameras,
1 pattern generator, misc.

                                   Schedule C

All equipment and assets used for the Business, including the following:

1.  Toshiba Digital Phone System

2. UPS System - IPM 30KUA + Chloride 20KU

3.  Onan - 70 GenSet Generator

4.  HP Color Plotter

5.  HP735/125

6. All assets and equipment located on the Leased Premises.

                                   Schedule D

                                License Agreement


         THIS AGREEMENT made and entered into as of 15th day of December, 1997

   BY AND BETWEEN:

         ATI RESEARCH, INC, having offices at 4 Mount Royal Avenue, Marlborough, MA, 01758-1978, and

         ATI TECHNOLOGIES INC, a corporation duly incorporated under the laws of Ontario, having offices at 33 Commerce Valley Drive E., Thornhill, Ontario, L3T 7N6,

         (hereinafter jointly referred to as "ATI")

AND

         TSENG LABS, INC, a Nevada Corporation having offices at 6 Terry Drive, Newtown, Pennsylvania, 18940; and

         TSENG INTERNATIONAL LABS, INC., a Delaware Corporation having offices at 6 Terry Drive, Newtown, Pennsylvania, 18940

         (hereinafter jointly referred to as "Tseng")

WHEREAS the parties have entered into an agreement dated as of December 15, 1997 for the transfer of certain assets (hereinafter "Asset Purchase Agreement");

WHEREAS ATI desires to be granted a license under all of Tseng's intellectual property;

WHEREAS Tseng desires to confirm that all patents arising from pending U.S. Patent Application No. 08/747, 090, will not be asserted against Tseng and/or its assigns; and

WHEREAS Tseng desires to be granted a license under all patents arising from Tseng's intellectual property and vesting with ATI to allow Tseng to continue to manufacture and sell all products currently being manufactured and sold by or on behalf of Tseng; and

WHEREAS Tseng desires to confirm that ownership of any patents rights arising from the intellectual property shall vest solely with ATI including patent rights arising from U.S. Patent Application No. 08/747, 090; and

WHEREAS each of the Parties is willing to grant such licenses and transfer such ownership, subject to the terms and conditions herein set forth.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES HEREINAFTER SET FORTH, THE PARTIES AGREE AS FOLLOWS:

                                   DEFINITIONS

(a) "Subsidiary" shall mean a company of which ATI Technologies, Inc. hereto effectively owns or controls and continues to own or control, directly or indirectly, at least fifty percent (50%) of the voting stock or ownership interest therein;

(b) "Closing Date" shall have the definition described to such term in the Asset Purchase Agreement;

(c) "Business" shall have the definition described to such term in the Asset Purchase Agreement;

(d) "Licensed Intellectual Property" shall mean the intellectual property including technical information, trade secrets, know how, manufacturing specifications, processing procedures and research and development information, owned or controlled by Tseng as of the Closing Date, which is either used or arose in the business;

(e) "Assigned Patent Rights" shall mean patent and patent applications arising from the Licensed Intellectual Property whether or not the inventions which are the subject of such patent applications arose prior to or after the Closing Date and include U.S. Patent Application No. 08/747,090.

                                 GRANT OF RIGHTS

Tseng hereby grants to ATI irrevocable, royalty-free world-wide, unrestricted license under the Licensed Intellectual Property to make, have made, use, offer for sale, import and sell any products either evolving from the Licensed Intellectual Property or incorporating the Licensed Intellectual Property. The license granted herein to ATI shall include the right to grant sub-licenses and shall be transferable and assignable in conjunction with the sale of substantially all of the business of ATI.

ATI and/or its assigns hereby grants to Tseng and/or its assigns an irrevocable, royalty-free, limited, world-wide, license under the Assigned Patent Rights to continue to make, have made, use, offer for sale, import and/or sell all products currently being manufactured and sold by or on behalf of Tseng as of the Closing Date. The license granted herein to Tseng and/or its assigns includes the right to grant sub-licenses to manufacturers, distributors, customers, and other entities participating in the manufacture and sale of such products. The license does not extend to any future products of Tseng and/or its assigns or any future modifications or extensions to Tseng's currently existing products. The license does extend to ET6300 currently under development.

                              ASSIGNMENT OF RIGHTS

In furtherance of the conveyance of assets in accordance with the Asset Transfer Agreement, Tseng herein assigns the full right, title and interest in and to the Assigned Patent Rights and further agrees to execute in a timely fashion, such documents as are needed in order to permit ATI to perfect, register and maintain the ownership of rights set for the in this paragraph and to enable ATI to acquire patents therefor.

                                  NON-ASSERTION

ATI and/or its assigns shall not assert against Tseng and/or its assigns any patents, including U.S. and foreign patents, that arise from U.S. Patent Applications 08/747,090, filed November 12, 1996 and entitled "Method And Apparatus For Displaying Multiple Windows On A Display Monitor".

                            MISCELLANEOUS PROVISIONS

If any term, clause, provision of this Agreement shall be judged to be invalid or unenforceable, the validity or enforceability of any other term, clause or provision shall not be effected; such invalid or unenforceable term, clause or provision shall be deemed deleted from this Agreement.

This Agreement and the Asset Transfer Agreement set forth the entire agreement understanding between the Parties as to the subject matter hereof, and merge all prior discussions between the Parties, and neither Party hereto shall be bound by any conditions, definitions, warrantees, understandings, or representations with respect to such subject matter other than is expressly provided therein, or as duly set forth on or subsequent to the date hereof in writing, signed by duly authorized offers of the Parties.

This Agreement shall be construed in accordance with and governed by the Commonwealth of Pennsylvania and the parties agree to submit any dispute arising out of this Agreement to the courts of such State.

IN WITNESS WHEREOF, the Parties hereto have signed and executed this Agreement on the date first mentioned above.


ATI RESEARCH, INC.                          TSENG INTERNATIONAL, LABS, INC.

Per:                                        Per:
     -------------------------                   ---------------------------


ATI TECHNOLOGIES INC.                       TSENG LABS, INC.

Per:                                        Per:
     -------------------------                   ---------------------------

                                   Schedule E

                                MATERIAL CHANGES


l. Pitney Bowes Credit Corp. has a UCC registration in l995 and l997, each of which is with respect to a postage meter only.

2. The following state and federal taxes are shown as outstanding liens which may create a lien on the Purchased Assets and are therefore to be resolved prior to release of the Holdback according to the Escrow Agreement:

         (a)      State Liens

                  (i)      95-707l5 dated 4/5/95 in the amount of $46,57l.86;

                  (ii)     95-7l663 dated 7/5/95 in the amount of $2,489.60;

                  (iii)    95-72294 dated 9/26/95 in the amount of $37,l32.6l;
                           and

         (b) Federal Lien 93-20704 dated 6/7/93 in the amount of $6l,388.38.

3. The Epic software licenses are not currently maintained and the Vendor shall be responsible to complete such maintenance as soon as possible after the Closing Date.

4. The Vendor has usual compensation plans for employees including bonus plans, stock option plan, 40lK plan and health, life and disability insurance.

                                   Schedule F

U.S. Patent Application No. 08/747, 090 entitled "Method and Apparatus for Displaying Multiple Windows on a Display".

                                   Schedule G

CONFIDENTIAL
TSENG EMPLOYEE LISTING - DECEMBER 5, 1997

                                                              HIRE              YEARS
EMPLOYEE NAME              POSITION                           DATE             SERVICE              SALARY         BONUS
-------------              --------                           ----             -------              ------         -----
Tom Snodgrass              VP & Site Manager                11/01/96             1.10             $141,000       $45,780
Steve Dilliplane           Manager, Software                08/08/94             3.50             $113,000       $38,325
Joseph Chlebda             Manager, Test/Integr.            04/04/90             7.70              $87,471       $20,993
Joe Israel                 Senior Engineer                  07/15/96             1.40              $79,500       $19,000
David Hui                  Vice President                   01/30/84            14.00             $123,500       $60,900
Tarek Kaylani              Senior Engineer                  11/14/94             3.00              $80,850       $22,365
Mike Jimison               Senior Engineer                  08/03/95             2.40              $77,500       $29,500
Lou Aynat                  Sales Manager                    01/30/84            13.00             $107,919       $26,105
Jim Maino                  Senior Engineer                  03/28/94             3.80              $81,000       $28,350
Gary Root                  Senior Engineer                  09/11/95             2.00              $76,000       $18,125
Rich Selvaggi              Principle Engineer               04/09/90             7.50             $113,900       $41,450
Michael Frank              Manager, Design                  08/07/96             1.30             $113,000       $27,375
Kathleen Burns             Principle Engineer               09/20/93             4.30              $98,000       $23,625
John Hale                  Principle Engineer               05/20/96             1.50              $97,000       $23,375
Warren Szcypiorski         Senior Engineer                  06/26/95             2.50              $71,650       $17,038
Tom Noonan                 Technical Leader                 01/24/94             3.90              $68,500       $13,750
Scott McGovern             Senior Engineer                  02/12/96             1.80              $71,500       $20,000
Rowena Chang               Senior Engineer                  08/05/89             8.50              $69,800       $16,575
Randy Franklin             Senior Engineer                  05/18/92             5.60              $72,821       $17,330
Nick Ditoro                Senior Engineer                  04/01/96             1.80              $60,100       $14,150
Mike Roden                 Senior Engineer                  08/29/94             3.50              $68,500        $9,750
Marge Gillis               Senior Engineer                  05/18/94             3.00              $78,100       $18,650
Jiang Qian                 Senior Engineer                  01/13/97             1.00              $63,500       $15,000
Eric Costello              Senior Engineer                  04/29/96             1.70              $68,500       $14,925
Mike Karlin                Manager, MIS                     12/02/96             2.00              $75,525       $18,006
Tony Tang                  MIS                              06/03/96             1.54              $60,000        $8,475
Rich Colflesh              Senior Technician                11/14/90             7.00              $45,242        $6,261
Pat McLaughlin             Engineer                         07/17/95             2.50              $40,749        $5,587
Joanne Rybarczyk           HR Manager                       02/01/96             1.90              $57,500        $7,168
Andrew Silverthorne        Engineer                         04/08/96             1.80              $51,700       $12,050
Kathleen Bishop            Product Support Spec.            12/07/92             5.00              $45,900        $6,360
Gerard McGettigan          Technician                       08/08/88             9.30              $42,970        $6,221
David L. Grove             Technician                       01/09/95             2.90              $28,600        $3,765
Andrew Rzonca              Technician                       11/05/90             7.00              $35,250        $4,783
Dean Pizzo                 Facilities Administrator         05/23/97             0.70              $24,300        $2,080
Elaine Grove               Administrative Assistant         03/18/87            10.80              $44,970        $6,011
Kathy Nocero               Accounting Admin                 09/05/88             9.50              $50,500        $7,050
                                                                                                $2,685,817      $676,253

NO OFFERS TO:
Bonnie Beck                Admin Assist                     03/20/89
Jim Codispoti              Shipping/Receiving               02/28/92
Barbara Hawkins            CAO                              01/30/84
Mike Chang                 Applications Engineer               n/a
Ken Huang                  Applications Engineer               n/a
Kris Kernan                Accounts Receivable              08/31/92
Carey Daniel               Administrative Assistant         04/15/96
Rich Hooven                Planning Manager                 04/08/96

EMPLOYEE ON DISABILITY
Rich Colflesh